Exhibit 99.1

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EDITED TRANSCRIPT

SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

EVENT DATE/TIME: AUGUST 27, 2015 / 09:00PM GMT

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

CORPORATE PARTICIPANTS

Liz Sharp Smith & Wesson Holding Corporation - VP of IR

James Debney Smith & Wesson Holding Corporation - President & CEO

Jeff Buchanan Smith & Wesson Holding Corporation - CFO

CONFERENCE CALL PARTICIPANTS

Steven Cahall RBC Capital Markets - Analyst

Scott Stember C.L. King & Associates - Analyst

Cai von Rumohr Cowen and Company - Analyst

Andrea James Dougherty & Company - Analyst

Brian Ruttenbur BB&T Capital Markets - Analyst

Chris Krueger Lake Street Capital Markets - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q1 2016 Smith & Wesson Holding Corp. earnings conference call. My name is Whitley, and I’ll be your operator for today. At this time, all participants are in listen-only mode. Later, we will conduct a question-and-answer session.

(Operator Instructions)

As a reminder, this call is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Ms. Liz Sharp, Vice President of Investor Relations. Please proceed.

Liz Sharp - Smith & Wesson Holding Corporation - VP of IR

Thank you and good afternoon. Our comments today may contain predictions, estimates, and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend, believe, and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements also include statements regarding revenue, earnings per share, fully diluted share count, tax rate, and capital expenditures for future periods; our product development, focus, initiatives, objectives and strategies; our market share and market demand for our product; market and inventory conditions related to our product and in our industry in general; and growth opportunities and trends.

Our forward-looking statements represent our current judgment about the future and they are subject to various risks and uncertainties. Risk factors and other considerations that could cause our actual results to be materially different are described in our Securities filings, including our Forms 8-K, 10-K, and 10-Q. You can find those documents, as well as a replay of this call, on our website at smith-wesson.com.

Today’s call contains time-sensitive information that is accurate only as of this time, and we assume no obligation to update any forward-looking statements contained herein. Our actual results could differ materially from our statements today.

I have a few important items to note with regard to our comments on today’s call. First, we reference certain non-GAAP financial measures on this call. The reconciliations of GAAP financial measures to non-GAAP financial measures can be found in today’s 8-K filing, as well as today’s earnings press release, which are posted to our website or will be discussed on the call. Also, when we reference EPS, we are always referencing diluted EPS. For detailed information on our results, please refer to our 10-Q for the period ended July 31, 2015, which filed this afternoon.

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

I’ll now turn the call over to James Debney, President and CEO of Smith & Wesson.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Liz. Good afternoon and thank you, everyone, for joining us. With me on today’s call is Jeff Buchanan, our Chief Financial Officer. Later in the call, Jeff will provide a recap of our financial performance, as well as our guidance for the second quarter and FY16.

We are very pleased with our first-quarter results, which delivered revenue and net income that exceeded our expectations. Our performance reflects the successful execution of our growth strategy, as we focus on our core firearms business and related outdoor spaces. The combined results of our firearms and accessories divisions indicate to us that consumer demand and a preference for our products was stronger than anticipated. Based upon our first-quarter results and our current outlook for the remainder of FY16, we are raising our full-year revenue and EPS guidance.

Let me provide a few highlights from the first quarter. Total Company revenue of $147.8 million delivered double-digit growth over the prior year. Adjusted net background checks were up 10.1% for our first quarter, a strong indication of a healthy consumer market for firearms. While our units shipped into the consumer channel for the same period were up 11.7%. Our data sources and analysis continued to support our belief that we remain the market leader in the consumer channel for the handgun and modern sporting rifle categories.

Distributor inventory of our firearms increased, as planned, by 65,000 units, to a total of 177,000 units at the end of Q1. This rise, as I explained on last quarter’s call, was required to support upcoming fall hunting, the holiday shopping season, and our promotional plans. Distributor inventories have since declined significantly, primarily as a result of our recently launched summer promotions.

Accessories division revenue was $13.3 million versus no revenue last year, a period prior to our purchase of Battenfeld Technologies, or BTI. The $13.3 million of BTI revenue represents 29.9% growth from their prior-year results. Accessories’ gross margins continued to be strong and came in at over 50%. During the quarter, we introduced limited-edition models of our M&P BODYGUARD 380 pistol and Model 642 J-Frame Revolver. Our product development teams in both the firearms and accessories divisions continued to work hard preparing a significant number of new products and line extensions for launch at SHOT Show in January.

Before I share more detail, Jeff will review our financial results.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Thank you, James. Revenue for the quarter was above the top end of our guidance range at $147.8 million, which was up 12.1% from the prior year. Revenue from our firearms division was $134.4 million, an increase of 1.9% over the prior year, and revenue from our accessories division was $13.3 million. In firearms, handgun revenue of $100.7 million decreased by 2.8%, while units shipped increased by 2.2%. Long gun revenue of $21.3 million was up by 27.9%, while units shipped increased by 30.8%.

Gross margin for the quarter was 39.8% compared to 37.2% in the prior year. Even with higher promotional costs in the current quarter, gross margin increased by 260 basis points, due mainly to better fixed-cost absorption from increased volumes of production in firearms and the favorable impact of accessories’ gross margins. This result falls within our targeted range of 37% to 41%.

Operating expenses in the quarter were $29.1 million, or 19.7% of revenue, compared to $23.4 million, or 17.8% in the prior year. Total first-quarter operating expenses rose due to the inclusion of $5.9 million of accessories-related operating expenses. Within that amount, there was $2 million in purchase accounting amortization related to the acquisition of BTI. In the firearms division, operating expenses increased mainly due to increases in compensation, profit-sharing, R&D, and other expenses, but were netted down by one-time insurance recovery of $1.8 million.

On a non-GAAP basis, which excludes the amortization and the one-time insurance recovery, operating expenses were $28.7 million, or 19.4% of revenue, compared to $22.9 million, or 17.4% of revenue, last year. Our operating margin was 20.2% for the first quarter, compared to 19.5% in the prior year. On a non-GAAP basis, the operating margin was 20.5% in Q1 compared to 19.9% in the prior year. Our GAAP EPS for Q1 came in at $0.26, which was the same as last year. Our non-GAAP EPS was $0.32, substantially above the top end of our guidance and above last year’s non-GAAP EPS of $0.27. Adjusted EBITDAS in Q1 was $38.8 million, or a 26.3% EBITDAS margin compared to 25.8% in the prior year. Our goal is to maintain EBITDAS margins above 20%.

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

Turning to the balance sheet, operating cash flow was a positive $16.6 million, despite the fact that we built our internal inventory for the upcoming fall hunting and holiday shopping seasons. As a result, cash during the quarter increased by $13.2 million to $55.4 million. CapEx spending during the quarter was $7.9 million. We expect to spend up to $50 million in total on CapEx this fiscal year, primarily relating to further enhancements to manufacturing flexibility, tooling for several important new product introductions, and various IT projects.

At the end of Q1, we had no borrowings on our $175 million line of credit. We had long-term debt of $180 million, comprised of the $105 million unsecured term loan A, due June 2020 and $75 million of unsecured senior notes due June of 2018 and callable next summer. The term loan A accrues interest at a defined rate of 3.3%, and the [CDO] to accrue interest at a fixed rate of 5%.

James?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Jeff. Before I describe our observation of channel conditions and provide an operational update, let me point out that this quarter, we have begun providing you with our firearms units ship data in our 10-Q, which was filed today. We believe this data will help to better convey our results within our consumer channel relative to these mix results.

In our first quarter, adjusted mix results, which we believe provide a good indicator of consumer retail activity, validated our belief in the long-term growth prospects of the firearms market. Adjusted mix for Q1 grew strongly by 10.1% over the prior year. In looking at the detail within the quarter, the June to July trend line over the past seven years is typically flattish, yet this year, July mix had a pronounced sequential increase, up over June by 6.7%. This acceleration in consumer buying activity doesn’t typically occur until August each year. It is also important to note this was the highest recorded July ever.

Now turning to mix by product category. For our first quarter, mix handgun checks were up 17.5%, while our units shipped into the consumer channel grew by only 7.7%. We believe the lower number of handgun units we shipped relative to mix is a reflection of retail as bringing down their healthy level of inventory before the commencement of our summer promotional activity.

Turning to long guns, mix long gun checks reflect 1.3% year-over-year increase, while our units shipped into the consumer channel were exceptionally strong, up 45.5%. This growth was driven by successful promotions on two key products. The first of these is our opening price point M&P 15 Sport rifle, which remains very popular with consumers. The second is our Thompson/Center Venture bolt-action rifle. Our recent focus on Thompson/Center is intended to create a solid platform for growth and market share gains in the hunting rifle category in the coming years.

Now turning to operations. As we continue to position our Company for growth, a key component of our plans will be the continual enhancement of our flexible manufacturing model. Our focus over the last few years on adding capacity through both outsourcing and internal investments has served us well and has provided a solid and highly adaptable manufacturing platform for cyclical growth. By utilizing our source capacity, we have been able to significantly adjust our production volumes up or down in response to changing consumer demand. And at the same time, by leveraging overall manufacturing flexibility, we have been able to shift production mix between various product categories in response to changing consumer preferences. As a result, we have successfully demonstrated our ability to navigate corrections in our marketplace, whilst maintaining very healthy gross margins.

The primary benefit of our outsourcing strategy is the flexibility to quickly scale unit production when needed, without building costly new facilities. As such, we believe the execution of our plans to continually enhance the flexibility of our manufacturing capacity will deliver incremental value in the future.

Turning to new products, as a consumer-centric Company, we continue to maintain a very robust new product pipeline. As Jeff mentioned, we have slated up to $50 million in CapEx for FY16. The most important focus of our expenditures will be in new product development. Across our organization and by firearms and accessories, we currently have more than 120 new products and line extensions in development. Many of which will be unveiled at SHOT Show this January.

In firearms, we’ll continue to expand our flagship M&P brand that is so popular with consumers. In addition, we have a number of products in development under our Smith & Wesson, Thompson/Center and Performance Center brands, some of which represent exciting new product areas for us.

In accessories, we continue to execute aggressive new product development plans to expand the product portfolio and drive future revenue growth. While our accessories division only makes up about 10% of our total revenue today, it clearly has the potential to continue delivering double-digit annual revenue growth, both organic and inorganic, as well as very attractive gross margins.

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

With that, let me turn back over to Jeff for our financial outlook.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Thank you, James. For full FY16, we are increasing our guidance and now expect revenue to be between $610 million and $620 million, and non-GAAP EPS to be between $1.14 and $1.19. That non-GAAP EPS would exclude $0.08 for expenses related to the redemption in Q1 of our 5.875 notes and $0.19 for acquisition-related amortization, partially offset by an expense reduction of $0.03 related to the insurance settlement, and then $0.09 for the net tax effect of these adjustments. Therefore, we expect GAAP EPS of between $0.99 and $1.04 for FY16.

For the second quarter of FY16, we expect revenue to be between $135 million and $140 million. We expect second-quarter non-GAAP EPS to be between $0.19 and $0.21; that non-GAAP outlook excludes $0.05 for acquisition-related amortization, partially offset by the tax effect of $0.02, so that the GAAP EPS outlook is expected to be between $0.16 and $0.18. With regard to the back half of our fiscal year, keep in mind our typical seasonality. As a reminder, our third quarter generally rises slightly over Q2, and then Q4 is typically our strongest quarter. Lastly, all of our estimates are based on our current fully diluted share count of [55.8] million shares and expected tax rate of 37%. James?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Jeff. I want to thank everyone at Smith & Wesson for delivering a great quarter. With that, operator, please open up the call for questions from our analysts.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Our first question comes from the line of Steven Cahall, Royal Bank of Canada.

Steven Cahall - RBC Capital Markets - Analyst

Yes, thank you and congratulations. It looks like it was a very strong quarter. Maybe just a first question on the margin. Can you talk a little bit about both the gross margin and the EBIT margin? And if there was anything exceptional in the first quarter, because to me, they looked pretty strong. And as I think what’s implied in Q2, it looks like you’ve got a big step down to hit that Q2 guidance. So is that gross-margin-related, is that expenses related? And the question, if you can take us through the same things for the full year, that would be great.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes, there was nothing exceptional in the gross margin. It mainly was the result of good absorption from high production levels. Obviously, our accessories business added 110 basis points over the prior comparable quarter. As we move forward, there’s more promotional activity in Q2, which would impact on gross margins in Q2.

Steven Cahall - RBC Capital Markets - Analyst

Okay, that’s helpful. And then in terms of the share repurchase plan that you’ve announced, it looked like you didn’t buy any shares back in the quarter. So how are you thinking about executing on that plan in terms of where the share price has been?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well, we don’t really look at, solely in regards to the share price. It’s more of an analysis of our best use of cash at any particular given time. Right now, we’re investing in the business. We’re building inventory. As you can see, inventory increased this quarter, getting ready for like the fall season. We’re spending up to $50 million in

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

CapEx this year, particularly and related to several new upcoming product introductions. And then a lot of the tooling for the flexible manufacturing that James mentioned.

Steven Cahall - RBC Capital Markets - Analyst

And then just a final one on inventory. I think you mentioned it seems like retail or distributor inventories are low. So does that mean you don’t think that there was any pull forward of sales by distributors or retailers in the quarter? And that the kind of trends we’re seeing, we shouldn’t see any reversing back to a lower growth rate related to inventory normalization?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Did you say at the beginning of that you thought we said inventory was low at retail and not wholesale?

Steven Cahall - RBC Capital Markets - Analyst

I thought I heard you say that distributor inventories were low, which would lead me to the conclusion that we didn’t really have any pull forward of sales into the first quarter that might then drop out in the back end of the year. So I’m trying to just get you to give a little more color if that’s correct.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Okay, Steven. In terms of inventory, we didn’t really say they we were low. What we said is we’d increase them as planned; that was a 65,000 unit increase. And that since the end of the first quarter, they had declined significantly as a result of the commencement of our summer promotional activity. I think retail inventory and wholesale inventory as a whole is fairly healthy. I think it’s in a good position of our products for the busy fall season coming up, and then obviously into the holiday season as well. So we’re excited about that because we’re always looking to optimize our distribution. As Jeff said, we’re building our own inventory internally as well, in anticipation of a very busy fall and holiday season. And then of course, once you’re at the other side of Christmas, you’re into an even busier season, because you’re going to hit the wholesaler shows then. Obviously, that’s when retailers are invited by wholesalers to these shows where they place orders for the upcoming calendar year.

Steven Cahall - RBC Capital Markets - Analyst

Great that’s very helpful, thank you.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you.

Operator

Your next question comes from the line of Scott Stember, CL King.

Scott Stember - C.L. King & Associates - Analyst

Good afternoon and very nice quarter, guys.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Scott.

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

Scott Stember - C.L. King & Associates - Analyst

Can you maybe talk about on the inventory, you had said that it has come down since quarter end. Maybe just frame it out with your normal comments about weeks of coverage and your comfort level, how you’re feeling heading into the busy fall season?

James Debney - Smith & Wesson Holding Corporation - President & CEO

I’m very comfortable with the level of inventory that we see out there right now. We expect, and I said this in the prepared remarks as well, that inventory will gradually go back up again at wholesale in the quarter. It’s a very busy period in terms of our promotional activity. We’ve said for — on a number of calls now that we’re going to be aggressive in terms of our promotional activity as we continue to grow the Company, by taking market share. So that activity is kicking in for sure. And then once you get past Labor Day, that’s when you’ll start to see more foot traffic at retailers, and we’re very excited to see that happening as well. It was interesting to see the acceleration of mix checks in July over June. That is unusual when you look back at the history. Doesn’t normally happen till August. So we’re looking at interest right now, what’s happening at retail, and look forward to getting the mix check results once we complete August.

Scott Stember - C.L. King & Associates - Analyst

Got it. And you had made some comments about the — on the handgun side. You had under-performed the market, and you talked about some inventory that was out there. And just can you maybe just talk about what’s happened since then and how would you would expect the Smith & Wesson products to perform versus mix in the quarters ahead?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Difficult to say; we really don’t go down to that granular detail. What you have to remember what happens in Q1, a lot of retailers are still receiving shipments from their orders they made as the wholesaler shows in January or February, and that’s really what helps them have these healthy inventory levels through the quieter summer months and allows them to get ready for the busy fall season. So our expectation is again, the retail foot traffic increases, so their inventories will go lower, and then obviously replenishment will kick in at a higher level as well.

Scott Stember - C.L. King & Associates - Analyst

Okay, and just looking at the numbers, Jeff, real quick. What was the implied tax rate for the $0.32 in the first quarter?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

37%. Actually, if you want to get technical, it’s 36.3%, if you want to get precise.

Scott Stember - C.L. King & Associates - Analyst

That’s great, and just last question. Last quarter, you talked about the modular handgun system contract that’s up for bid. Can you maybe just talk about where it stands right now and where you guys are looking with your JV that you have with General Dynamics?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Sure, and with weighting the RFP, our expectation is that that will be released very soon. It’s certainly in its final stages of review. We know that for sure, but for the exact timing we don’t know. The relationship with General Dynamics is going great. Our two teams are working extremely well together, and we can see lots of mutual benefits going forward, not only in the modular handgun system area.

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

Scott Stember - C.L. King & Associates - Analyst

Okay, and just let me just sneak one last one in. You talked about continuing on your path of being much more flexible with regards to capacity. How much more flexible can you become, as we go through a nice recovery here, just given with your footprint where it is right now before you have to physically increase your size and your scale?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Really Scott, what you’re asking is what’s our upside in terms of our available capacity?

Scott Stember - C.L. King & Associates - Analyst

Exactly.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Yes, okay. So this is the great thing about outsourcing is our supply chain team does a great job here of casting the net far and wide, reaching out to people who have the same CNC metal-cutting technology as we do. That can become very quickly outsource partners with us and get into production of pistol slides or barrels and so on. We have a fairly broad base of supplies right now that have some available capacity, and we also are aware of others that we can contact and tap into their available capacity as well, should we need to do that. So this is great because it’s so flexible. And remember, we’re still investing in our own base capacity, so that increases. We like to keep the outsourcing at a certain limit, so that we don’t introduce too much risk into the supply chain. But I have to say that is a fairly significant amount of our capacity right now, and as you go into a very busy period, such as the one we believe that we’re going to go into, we can flex up fairly well.

Scott Stember - C.L. King & Associates - Analyst

Got it. That’s all I have and thank you for taking my questions.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Scott.

Operator

Your next question comes from the line of Cai von Rumohr, Cowen and Company.

Cai von Rumohr - Cowen and Company - Analyst

Yes, thank you and great quarter, guys. So people don’t talk about it a whole lot, but your professional business was down about $6 million in the quarter. And if I look back over time, it seems like over the full year, it tends to be in the mid 60s or has the last couple of years. Where should we expect that, because it looks like the consumer is even more impressive when you look at the decline you had year to year?

James Debney - Smith & Wesson Holding Corporation - President & CEO

As we’ve always said, the professional business can be lumpy in nature, for sure. We’ve had some constraints on some of our international shipments, for example, Thailand being one good example there. Again, I come back to the lumpiness; I think that’s the biggest factor here. We know that we’ve been working very hard with our law enforcement distributors here in the US, so we think there’s some good opportunities there going forward. So really I guess what I’m saying is our expectation is that it wouldn’t stay at this level. You’ll see that lumpiness going forward, but I think we’ll be getting things back to a more normal level of revenue.

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

Cai von Rumohr - Cowen and Company - Analyst

So then 60 or mid-60s is a reasonable guess for the year? Is that — because if it is, it assumes that as we get to the second half, it would look like that the firearm sales compares, despite having more manufacturing days, would basically be flat to down after being up. That’s a little confusing.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well I guess we don’t give guidance by a channel, Cai. So all I can say is that, as James said, professional is lumpy. It’s difficult to forecast, and so we tend to be conservative in our forecast of that.

Cai von Rumohr - Cowen and Company - Analyst

Got it, and then you had mentioned—

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

I want to emphasize, there’s nothing particularly going on in that channel other than it’s generally lumpy nature.

Cai von Rumohr - Cowen and Company - Analyst

And then maybe refresh our memory, Battenfeld, their seasonal pattern versus yours?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

This is also a low quarter for them. They’re building — they’re much more a consumer-oriented, so our second and third quarters are big quarters for them because of the retail shopping season and hunting.

Cai von Rumohr - Cowen and Company - Analyst

Terrific, and then so your gross margin for the year, given the manufacturing, it looks like you don’t have much in the way of year-to-year gains implied, because you’ve started out with such a strong level. Maybe give us some color on what you’re expecting for gross margin for the year.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well I think, like somebody already asked the question that implied that if you do the math you can see a reduced gross margin in Q2 because of promotional activity. But the best we can — we don’t give any particular guidance. And so what I said earlier is that we expect it to be within our targeted range, and in our targeted range is 37% to like 41%. But again, you’ve got to remember what is coming up is you have down days in Christmas, because we shutdown for 10 days at Christmas. We have holidays in November, Thanksgiving, and then the bulk of our promotional activity occurs at the distributer shows, and so that’s upcoming in Q3 and Q4, so—

James Debney - Smith & Wesson Holding Corporation - President & CEO

You have to think, Cai, our promotional activity, we said we’re going to be aggressive. This is very much a promotional-driven industry. We have the gross margins to leverage here. We have what we believe the best margins in the industry, so why not leverage that. Q1 is really the only quarter which is free of aggressive promotional activity. It really kicks in two, and goes three as well at the tail end as we start the wholesaler shows. We’ve got SHOT Show there as well, that will launch many new products. And then in Q4, you have got a continuation of that wholesaler buying group shows as well, a lot of promotional activity in three and four.

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

Cai von Rumohr - Cowen and Company - Analyst

Got it, and then the last one on your cash flow. Should it be positive in the second quarter, because it looks like your balance sheet is in really terrific shape. You basically — your payables are low, so it’s not like you owe them (inaudible). And under what circumstances would you consider share repurchase? Thank you.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes, well actually, in the second quarter, we have our profit-sharing payment, which is big. We also are — James has a rule on the introduction of new products that we won’t announce a new product unless a certain number of units of that product are in the channel. So we are building inventory with new products over the course of Q2 also. So we don’t give a forecast on cash, but generally, I don’t think that it going to be a big cash-generation quarter. Because historically speaking, quarter four is our biggest cash-generation quarter. Quarter one is okay, quarter two also has the — occasionally has the impact of our two-week shutdown in the summer, so those are the typical cash impacts.

Cai von Rumohr - Cowen and Company - Analyst

Thank you very much.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Cai.

Operator

(Operator Instructions)

Your next question comes from the line of Andrea James, Dougherty & Company.

Andrea James - Dougherty & Company - Analyst

Hi, thank you so much for taking my questions. First one, just Wal-Mart said that they were pulling MSRs because they were seeing poor sales, and you guys are obviously seeing the opposite. So my question is are you seeing some changes in the way your products are sold? Is the distribution channel changing maybe more mom and pops taking share? I’m just curious how you interpret that data point.

James Debney - Smith & Wesson Holding Corporation - President & CEO

I don’t think it’s much of a data point to pay any attention to personally. There are large retailers who have been in and out of firearms on a regular basis; they have no continuity. Wal-Mart as an example, obviously, has a very large store count and footprint. But not all stores would sell firearms, for example. So it’s pretty — it can be pretty misleading, for sure.

Andrea James - Dougherty & Company - Analyst

Okay, and then my second question, and forgive me if you’ve done this before, but it was the first time I noticed that you’ve broken down mix by long gun and handgun. And it seems to be a new data point, so I’m curious, first of all it’s very helpful so thank you. But second of all, where does that data come from and how are you interpreting that?

James Debney - Smith & Wesson Holding Corporation - President & CEO

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

Where does the data for breaking mix between handgun and long gun come from was your question?

Andrea James - Dougherty & Company - Analyst

Exactly.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Off the FBI website.

Andrea James - Dougherty & Company - Analyst

Okay, sorry about that. Okay, and then also summer is doing a little better than expected. So you think shooting is becoming more of a summer sport or what’s going on in the marketplace?

James Debney - Smith & Wesson Holding Corporation - President & CEO

It’s very interesting. I’d just come back to that we have a lot of data that supports our belief that in the long term, the market is growing. More and more people — we’ve got a lot of research that more and more people have shown interest in the shooting sports in the last five years, change in the demographic, more women than ever before, younger generation, more people from urban areas versus suburban areas, a lot of things that we’ve discussed, all discussed in the past as part of our investor presentation, so that dynamic is still implied. Were we surprised by the mixed results in July? Yes. Was it a pleasant surprise? Very. It’s a good thing. It’s very encouraging for the future.

Andrea James - Dougherty & Company - Analyst

And then finally, you said 120 new products in development or product extensions. How does that compare to historically? That’s all, thank you.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Difficult to compare historically, because obviously, now we have two divisions: firearms and accessories. A large number of those new products will come from the accessories division for sure. So I think in the future we ought to do a better job of making that comparison, but I would definitely say there’s a healthy increase, a fairly significant increase over last year.

Andrea James - Dougherty & Company - Analyst

Thank you.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you.

Operator

Your next question comes from the line of Brian Ruttenbur with BB&T Capital.

Brian Ruttenbur - BB&T Capital Markets - Analyst

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

Yes, thank you very much. Great quarter.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Brian.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Yes. So you beat by $0.10 on an adjusted basis, yet you raised the guidance by $0.12. Help me understand. I know that people have been chiseling around the edges on this. It seems like everything is picking up, and I just want to understand why you didn’t raise more — by more. Am I missing something?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

No, I guess we do our analysis of what we think the year is going to do based on a lot of input. This quarter was a good quarter and exceeded our expectations. We have talked about not sustaining this level of gross margin in Q2 because of the promotional activities upcoming. So all I can say is that after all that this is the guidance that we arrived at.

Brian Ruttenbur - BB&T Capital Markets - Analyst

It was probably a poorly worded question, I put you on the spot, so I apologize. Let’s try a different one that’s easier. Let’s try a softball. Long gun, up dramatically. This is the biggest — one of the biggest at least in the last 18 months that I’ve seen on your long gun rebound. Is that sustainable? And in your projections or your guidance, excuse me, do you anticipate it to be sustainable at these levels?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Well I think that you have to just dial back a year ago and talk about inventory again, when you think about MSRs. So there was very little MSR sales because there was a high level of inventory at wholesale and retail. As I’ve talked about the last four earnings calls, slowly that inventory correction has been taking place, and we think that was complete some months ago. That has definitely helped our sales of MSRs in the consumer channel. And then looking at the other component of our growth in long guns is about our Thompson/Center hunting brand. We’re very excited about some of the products that we’ve been selling here, in particular, our Venture bolt-action rifle. We’re very excited about the growth potential in the hunting part of the firearms market, and we have some new products to target taking market share in the coming years. So your question about sustainability, I’d come back to. We’ve already said we’re going to grow our Company. We want to be the number one in market share in each major product category; we’re going to grow by taking market share.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Okay, and then the promotional activity, promotional discounting that you’re doing, given the dramatic rise in mix data, why continue the promotional activity? Won’t demand meet your new prices? Won’t prices eventually rise with the huge surge in demand?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Because we want to take market share.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Fair enough. And are you trying to take it at all levels, or are you trying to enter — it sounds like some of these new — the products that you mentioned, many of those were at the lower end of the price range of firearms, is that correct?

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

Sorry, say that again Brian.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Okay, so some of the new products that you’re talking about seem to be priced at the more aggressive or the lower end of the firearms price range.

James Debney - Smith & Wesson Holding Corporation - President & CEO

I don’t believe we said that. No.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Okay, is that the case? Are you trying to go after the low end?

James Debney - Smith & Wesson Holding Corporation - President & CEO

We haven’t given that detail. I haven’t even told you what the new product is yet, so I can’t give you the price.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Fair enough. Well thank you guys very much. I appreciate you taking my questions.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Brian.

Operator

Your next question comes from the line of Chris Krueger with Lake Street Capital Markets.

Chris Krueger - Lake Street Capital Markets - Analyst

Hi, good afternoon guys. All but one of my questions has been answered. Just was wondering if you guys could provide any sort of update on the Army contract opportunity.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Yes, very little to update on there, I’m afraid. As I said earlier, it really is a waiting game, waiting for the RFP to come out. We believe — we pretty much know that it’s in its final, final review stage, so that’s a good thing. We’re excited about it. The partnership with General Dynamics is going really well. Our two teams are working very well together, so it’s a good thing. But again, we just don’t know when the RFP will come out. But as I’ve always said, very strongly positioned with the handgun that we have to offer, our M&P polymer pistol, which will be the latest generation.

Chris Krueger - Lake Street Capital Markets - Analyst

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AUGUST 27, 2015 / 09:00PM GMT, SWHC - Q1 2016 Smith & Wesson Holding Corp Earnings Call

Okay, thank you.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you.

Liz Sharp - Smith & Wesson Holding Corporation - VP of IR

Operator, just one minute.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

This is Jeff. I just wanted to add something to a question that Brian asked about the rest of the year. I did mention that OpEx is going up. We did have a $1.8 million benefit in this quarter because of an insurance recovery, and we also plan on spending more in OpEx especially in sales and marketing, advertising, etc. So that’s just another reason of — with regard to our current forecast.

Operator

Ladies and gentlemen, that concludes today’s Q&A. I’ll now turn the call back over to Mr. James Debney. Please proceed.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, operator. Please note that we will be participating in the RBC Global Industrials Conference in Las Vegas on September 10th, and we will also be at the Credit Suisse Conference in New York on September 17. We hope to see some of you there. Thank you for everyone for joining us, and we look forward to speaking with you next quarter.

Operator

Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect. Have a great day.

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